UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2014 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 29, 2014, hhgregg, Inc. (the “Registrant”) held its Annual Meeting of Stockholders. Set forth below are the matters submitted by the Board of Directors to a vote of stockholders at this meeting and the final results of the voting on each proposal.

1.Election of Directors. The following nominees were elected to serve on the Registrant's Board of Directors until the next annual meeting of stockholders or until their respective successors are elected and qualified, as follows:

Director Nominee	For	Withheld	Broker Non-Votes

Gregory M. Bettinelli	24,183,666	193,108	2,308,001
Lawrence P. Castellani	23,595,937	780,837	2,308,001
Benjamin D. Geiger	22,778,008	1,598,766	2,308,001
Catherine A. Langham	24,180,691	196,083	2,308,001
Dennis L. May	24,183,216	193,558	2,308,001
John M. Roth	22,221,502	2,155,272	2,308,001
Michael L. Smith	24,182,566	194,208	2,308,001
Peter M. Starrett	23,595,339	781,435	2,308,001
Kathleen C. Tierney	24,184,123	192,651	2,308,001
Darrell E. Zink	22,294,346	2,082,428	2,308,001

2.Advisory Vote on Compensation of Named Executive Officers. The compensation of the Registrant's named executive officers was approved by a non-binding advisory vote, as follows:

For	Against	Abstain	Broker Non-Votes

20,777,106	3,230,762	368,906	2,308,001

3.Approval of Amendment to hhgregg, Inc. 2007 Equity Incentive Plan. The amendment to the hhgregg, Inc. 2007 Equity Incentive Plan (the Plan) to increase the number of shares of common stock reserved for issuance under the Plan from 6,000,000 to 9,000,000 was approved, as follows:

For	Against	Abstain	Broker Non-Votes

15,092,789	8,923,932	360,053	2,308,001

4.
Ratification of Appointment of Independent Registered Public Accountants. The appointment of KPMG LLP as the Registrant's independent registered public accountants for the fiscal year ending March 31, 2015 was ratified, as follows:

For	Against	Abstain	Broker Non-Votes

25,948,981	732,757	3,037	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: August 1, 2014	By:	/s/ Andrew S. Giesler
Andrew S. Giesler
Interim Chief Financial Officer